UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2008
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52681	25-1618281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN	333-28751	39-1580331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2007, Neenah Enterprises, Inc. and Neenah Foundry Company (collectively, the “Company”) announced in a Current Report on Form 8-K that Joseph Varkoly resigned from his position as Corporate Vice President — Industrial Products Sales of Neenah Foundry Company effective December 14, 2007 in order to pursue other interests. On January 8, 2008, the Company entered into a general release and separation agreement with Mr. Varkoly.
Pursuant to the general release and separation agreement, Mr. Varkoly is entitled to receive certain benefits, including one year of severance (payable in bimonthly installments of $8,357 per bimonthly period), payment of health insurance premiums for one year and outplacement services in exchange for a release of claims against the Company. The general release and separation agreement contain non-competition and non-solicitation provisions. Under applicable law, the agreement may be revoked by Mr. Varkoly within seven days after signing and delivering the agreement.
The foregoing summary of the general release and separation agreement does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	General Release and Separation Agreement between the Company and Joseph Varkoly

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: January 14, 2008	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President — Finance and Chief Financial Officer

NEENAH FOUNDRY COMPANY
Date: January 14, 2008	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	General Release and Separation Agreement between the Company and Joseph Varkoly

4